UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 27, 2022

First Eagle Alternative Capital BDC, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	814-00789	27-0344947
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 Boylston St., Suite 1200, Boston, MA	02116
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code): (800) 450-4424

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	FCRD	NASDAQ Global Select Market
5.0% Senior Notes due 2026	FCRX	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 27, 2022, Andrew J. Morris, Chief Compliance Officer of First Eagle Alternative Capital BDC, Inc. (the “Company”), notified the Board that he will resign his position with the Company, effective as of June 16, 2022, to pursue other professional opportunities. The departure of Mr. Morris was not related to any disagreement with the Company’s operations, policies or practices.

On May 31, 2022, the independent members of the Board of Directors of the Company appointed, by written consent, Sabrina Rusnak-Carlson as the Interim Chief Compliance Officer of the Company. The appointment is effective as of June 17, 2022. Ms. Rusnak-Carlson also serves as General Counsel and Secretary of the Company.

Ms. Rusnak-Carlson, age 43, is the General Counsel and Head of Legal, Compliance and Risk of First Eagle Alternative Credit, LLC. She also served as Chief Compliance Officer from 2018 to 2019. Prior to joining the Company in 2015, Ms. Rusnak-Carlson was a Partner in the Private Credit Group of Proskauer Rose LLP.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST EAGLE ALTERNATIVE CAPITAL BDC, INC.

Date: May 31, 2022	By:	/s/ Sabrina Rusnak-Carlson
	Name:	Sabrina Rusnak-Carlson
	Title:	General Counsel and Secretary